Exhibit 99.01
Cadence Reports Second Quarter 2014 Financial Results
SAN JOSE, Calif. — July 21, 2014 — Cadence Design Systems, Inc. (NASDAQ: CDNS) today announced results for the second quarter of fiscal year 2014.
Cadence reported second quarter 2014 revenue of $379 million, compared to revenue of $362 million reported for the same period in 2013. On a GAAP basis, Cadence recognized net income of $23 million, or $0.08 per share on a diluted basis, in the second quarter of 2014, compared to net income of $9 million, or $0.03 per share on a diluted basis, in the same period in 2013.
Using the non-GAAP measure defined below, net income in the second quarter of 2014 was $64 million, or $0.21 per share on a diluted basis, as compared to net income of $61 million, or $0.21 per share on a diluted basis, in the same period in 2013.

“Cadence continued to drive growth and innovation during the quarter, reflecting the ongoing success of our system design enablement strategy,” said Lip-Bu Tan, president and chief executive officer.  “In addition to completing the acquisition of Jasper Design Automation, we won new business in digital and signoff at the most advanced nodes, and made continued progress in IP.  Our digital and system design and verification solutions have strong momentum with both systems and semiconductor customers.  In addition, we are excited about the new products we recently announced in both system design and verification and signoff.”
“The Cadence team delivered strong results in Q2 with key operating metrics at or above our targets,” added Geoff Ribar, senior vice president and chief financial officer.  “We expect strong business levels for the second half of 2014; however, we are reducing our EPS outlook for the year due to lower hardware gross margins and higher diluted share count because of the impact of a higher share price on calculated dilution from our 2015 convertible notes.”
Cadence also announced today that its Board of Directors has approved an increase in the rate of repurchase under its stock repurchase program.  Previously, in January of this year, the Board approved the repurchase of up to $50 million of Cadence common stock in each of fiscal years 2014 and 2015 for a total of $100 million, and this plan will be replaced by the new plan.  The new plan authorizes the repurchase of $300 million of Cadence common stock over two years. Cadence expects to repurchase approximately $37.5 million of its common stock per quarter under the new plan, beginning with the third quarter of 2014.  The Board made its decision based on the underlying strength of the business and a review of the company’s capital needs, cash flow and capital structure.  The actual timing and amount of repurchases will be based on corporate and regulatory requirements and other factors.  The stock repurchase program may be suspended, modified or discontinued at any time.
Business Outlook
For the third quarter of 2014, the company expects total revenue in the range of $390 million to $400 million. Third quarter GAAP net income per diluted share is expected to be in the range of $0.13 to $0.15. Net income per diluted share using the non-GAAP measure defined below is expected to be in the range of $0.23 to $0.25.
For 2014, the company expects total revenue in the range of $1.570 billion to $1.590 billion. On a GAAP basis, net income per diluted share for 2014 is expected to be in the range of $0.48 to $0.56. Using the non-GAAP measure defined below, net income per diluted share for 2014 is expected to be in the range of $0.90 to $0.98.

A schedule showing a reconciliation of the business outlook from GAAP net income and diluted net income per share to non-GAAP net income and diluted net income per share is also included with this release.
Audio Webcast Scheduled
Lip-Bu Tan, president and chief executive officer, and Geoff Ribar, senior vice president and chief financial officer, will host a second quarter 2014 financial results audio webcast today, July 21, 2014, at 2 p.m. (Pacific) / 5 p.m. (Eastern). Attendees are asked to register at the website at least 10 minutes prior to the scheduled webcast. An archive of the webcast will be available starting July 21, 2014 at 5 p.m. (Pacific) and ending October 20, 2014 at 5 p.m. (Pacific). Webcast access is available at www.cadence.com/company/investor_relations.
About Cadence
Cadence enables global electronic design innovation and plays an essential role in the creation of today’s integrated circuits and electronics. Customers use Cadence® software, hardware, IP, and services to design and verify advanced semiconductors, consumer electronics, networking and telecommunications equipment, and computer systems. The company is headquartered in San Jose, California, with sales offices, design centers, and research facilities around the world to serve the global electronics industry. More information about the company and its products and services is available at www.cadence.com.
Cadence and the Cadence logo are registered trademarks of Cadence Design Systems, Inc. All other trademarks are the property of their respective owners.
The statements contained above regarding Cadence’s second quarter 2014 financial results and Cadence's intention to repurchase shares of its common stock under its new share repurchase plan, as well as the information in the Business Outlook section and the statements by Lip-Bu Tan and Geoff Ribar, are or include forward-looking statements based on current expectations or beliefs and preliminary assumptions about future events that are subject to factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These forward-looking statements are subject to a number of risks, uncertainties and other factors, many of which are outside Cadence’s control, including, among others: (i) Cadence’s ability to compete successfully in the electronic design automation product and the commercial electronic design and methodology services industries; (ii) the success of Cadence’s efforts to improve operational efficiency and growth; (iii) the mix of products and services sold and the timing of significant orders for Cadence’s products; (iv) change in customer demands, including those resulting from consolidation among Cadence’s customers and the possibility that the restructurings and other efforts to improve operational efficiency of Cadence's customers could result in delays in purchases of Cadence’s products and services; (v) economic and industry conditions in regions in which Cadence does business; (vi) fluctuations in rates of exchange between the U.S. dollar and the currencies of other countries in which Cadence does business; (vii) capital expenditure requirements, legislative or regulatory requirements, interest rates and Cadence’s ability to access capital and debt markets; (viii) the acquisition of other companies or technologies or the failure to successfully integrate and operate these companies or technologies Cadence acquires, including the potential inability to retain customers, key employees or vendors; (ix) the effects of Cadence’s efforts to improve operational efficiency on Cadence's business, including strategic, customer and supplier relationships, and its ability to retain key employees; (x) events that affect the reserves or settlement assumptions Cadence may take from time to time with respect to accounts receivable, taxes, litigation or other matters; and (xi) the effects of any litigation or other proceedings to which Cadence is or may become a party.
For a detailed discussion of these and other cautionary statements related to Cadence’s business, please refer to Cadence’s filings with the Securities and Exchange Commission. These include Cadence’s most recent reports on Form 10-K and Form 10-Q, including Cadence’s future filings.

GAAP to Non-GAAP Reconciliation

To supplement Cadence’s financial results presented on a generally accepted accounting principles, or GAAP, basis, Cadence management uses non-GAAP measures that it believes are helpful in understanding Cadence’s performance. One such measure is non-GAAP net income, which is a financial measure not calculated under GAAP, and is calculated by taking GAAP net income and excluding, as applicable, amortization of intangible assets and debt discount related to our convertible notes, stock-based compensation expense, acquisition and integration-related costs including changes in fair value of contingent consideration and retention expenses for employees added from our 2013 and 2014 acquisitions, special charges (comprised of costs related to a voluntary retirement program), investment gains or losses, income or expenses related to Cadence’s non-qualified deferred compensation plan, restructuring and other significant items not directly related to Cadence’s core business operations, and the income tax effect of non-GAAP pre-tax adjustments.

Cadence’s management uses non-GAAP net income because it excludes items that are generally not directly related to the performance of the company’s core business operations and therefore provides useful supplemental information to Cadence’s management and investors regarding the performance of the company’s business operations, facilitates comparisons to the company’s historical operating results and enhances investors' ability to review Cadence's business from the same perspective as Cadence's management. Cadence’s management also uses non-GAAP net income internally for forecasting and budgeting. Non-GAAP financial measures should not be considered as a substitute for or superior to measures of financial performance prepared in accordance with GAAP. Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures contained within this press release with their most directly comparable GAAP financial results. Investors are encouraged to look at the GAAP results as the best measure of financial performance.
The following tables reconcile the specific items excluded from GAAP net income and GAAP net income per diluted share in the calculation of non-GAAP net income and non-GAAP net income per diluted share for the periods shown below:

Net Income Reconciliation	Three Months Ended
	June 28, 2014	June 29, 2013
	(unaudited)
(in thousands)
Net income on a GAAP basis	$23,263	$9,429
Amortization of acquired intangibles	14,192	11,087
Stock-based compensation expense	19,077	15,111
Non-qualified deferred compensation expenses	1,047	1,699
Restructuring and other charges (credits)	(26)	2,656
Acquisition and integration-related costs	8,787	10,093
Special charges*	10,357	—
Amortization of debt discount	4,241	5,571
Other income or expense related to investments and non-qualified deferred compensation plan assets**	(1,480)	(1,193)
Income tax effect of non-GAAP adjustments	(15,849)	6,712
Net income on a non-GAAP basis	$63,609	$61,165

*	Comprised of costs related to a voluntary retirement program

**
Includes, as applicable, equity in losses or income from investments, write-down of investments, gains or losses on sale of investments and gains or losses on non-qualified deferred compensation plan assets recorded in other income or expense.

Diluted Net Income per Share Reconciliation	Three Months Ended
	June 28, 2014	June 29, 2013
	(unaudited)
(in thousands, except per share data)
Diluted net income per share on a GAAP basis	$0.08	$0.03
Amortization of acquired intangibles	0.05	0.04
Stock-based compensation expense	0.06	0.05
Non-qualified deferred compensation expenses	—	0.01
Restructuring and other charges (credits)	—	0.01
Acquisition and integration-related costs	0.03	0.03
Special charges*	0.03	—
Amortization of debt discount	0.01	0.02
Other income or expense related to investments and non-qualified deferred compensation plan assets**	—	—
Income tax effect of non-GAAP adjustments	(0.05)	0.02
Diluted net income per share on a non-GAAP basis	$0.21	$0.21
Shares used in calculation of diluted net income per share — GAAP***	305,755	294,443
Shares used in calculation of diluted net income per share — non-GAAP***	305,755	294,443

*	Comprised of costs related to a voluntary retirement program

**
Includes, as applicable, equity in losses or income from investments, write-down of investments, gains or losses on sale of investments and gains or losses on non-qualified deferred compensation plan assets recorded in other income or expense.

***
Shares used in the calculation of GAAP net income per share are expected to be the same as shares used in the calculation of non-GAAP net income per share, except when the company reports a GAAP net loss and non-GAAP net income, or GAAP net income and a non-GAAP net loss.

Cadence expects that its corporate representatives will meet privately during the quarter with investors, the media, investment analysts and others. At these meetings, Cadence may reiterate the business outlook published in this press release. At the same time, Cadence will keep this press release, including the business outlook, publicly available on its website.
Prior to the start of the Quiet Period (described below), the public may continue to rely on the business outlook contained herein as still being Cadence’s current expectations on matters covered unless Cadence publishes a notice stating otherwise.
Beginning September 12, 2014, Cadence will observe a Quiet Period during which the business outlook as provided in this press release and the company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q no longer constitute the company’s current expectations. During the Quiet Period, the business outlook in these documents should be considered to be historical, speaking as of prior to the Quiet Period only and not subject to any update by the company. During the Quiet Period, Cadence’s representatives will not comment on Cadence’s business outlook, financial results or expectations. The Quiet Period will extend until the day when Cadence’s third quarter 2014 earnings release is published, which is currently scheduled for October 20, 2014.
For more information, please contact:
Investors and Shareholders
Alan Lindstrom
Cadence Design Systems, Inc.
408-944-7100
investor_relations@cadence.com
Media and Industry Analysts
Anna del Rosario
Cadence Design Systems, Inc.
408-914-6884
newsroom@cadence.com

Cadence Design Systems, Inc.
Condensed Consolidated Balance Sheets
June 28, 2014 and December 28, 2013
(In thousands)
(Unaudited)

	June 28, 2014	December 28, 2013
Current assets:
Cash and cash equivalents	$557,416	$536,260
Short-term investments	97,910	96,788
Receivables, net	101,924	107,624
Inventories	58,311	50,220
2015 notes hedges	455,844	306,817
Prepaid expenses and other	143,314	123,382
Total current assets	1,414,719	1,221,091
Property, plant and equipment, net of accumulated depreciation of $584,613 and $568,494, respectively	239,314	238,715
Goodwill	559,957	456,905
Acquired intangibles, net of accumulated amortization of $121,797 and $139,820, respectively	395,430	311,693
Long-term receivables	5,611	3,672
Other assets	170,802	196,525
Total assets	$2,785,833	$2,428,601
Current liabilities:
Revolving credit facility	$100,000	$—
Convertible notes	333,333	324,826
2015 notes embedded conversion derivative	455,844	306,817
Accounts payable and accrued liabilities	216,959	216,594
Current portion of deferred revenue	301,911	299,973
Total current liabilities	1,408,047	1,148,210
Long-term liabilities:
Long-term portion of deferred revenue	46,800	52,850
Other long-term liabilities	70,502	71,436
Total long-term liabilities	117,302	124,286
Stockholders’ equity	1,260,484	1,156,105
Total liabilities and stockholders’ equity	$2,785,833	$2,428,601

Cadence Design Systems, Inc.
Condensed Consolidated Income Statements
For the Three and Six Months Ended June 28, 2014 and June 29, 2013
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 28, 2014	June 29, 2013	June 28, 2014	June 29, 2013
Revenue:
Product and maintenance	$354,468	$337,983	$711,818	$666,254
Services	24,320	24,498	45,520	50,493
Total revenue	378,788	362,481	757,338	716,747
Costs and expenses:
Cost of product and maintenance	37,707	28,095	79,904	57,942
Cost of services	16,706	15,148	31,608	33,492
Marketing and sales	98,611	95,277	196,934	185,679
Research and development	152,672	136,395	299,138	260,479
General and administrative	32,042	34,441	60,786	64,251
Amortization of acquired intangibles	5,579	5,327	10,789	9,118
Restructuring and other charges (credits)	(26)	2,656	370	2,508
Total costs and expenses	343,291	317,339	679,529	613,469
Income from operations	35,497	45,142	77,809	103,278
Interest expense	(7,369)	(9,528)	(14,637)	(18,790)
Other income, net	1,635	2,018	5,017	4,193
Income before provision for income taxes	29,763	37,632	68,189	88,681
Provision for income taxes	6,500	28,203	11,856	643
Net income	$23,263	$9,429	$56,333	$88,038
Net income per share - basic	$0.08	$0.03	$0.20	$0.32
Net income per share - diluted	$0.08	$0.03	$0.19	$0.30
Weighted average common shares outstanding - basic	283,344	277,146	282,480	276,018
Weighted average common shares outstanding - diluted	305,755	294,443	303,395	293,274

Cadence Design Systems, Inc.
Condensed Consolidated Statements of Cash Flows
For the Six Months Ended June 28, 2014 and June 29, 2013
(In thousands)
(Unaudited)

	Six Months Ended
	June 28, 2014	June 29, 2013
Cash and cash equivalents at beginning of period	$536,260	$726,357
Cash flows from operating activities:
Net income	56,333	88,038
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	53,609	46,977
Amortization of debt discount and fees	9,814	12,625
Stock-based compensation	37,941	28,921
Gain on investments, net	(5,128)	(2,477)
Deferred income taxes	4,778	(4,413)
Other non-cash items	3,694	433
Changes in operating assets and liabilities, net of effect of acquired businesses:
Receivables	5,336	8,719
Inventories	(12,266)	(2,672)
Prepaid expenses and other	(13,602)	26,516
Other assets	(1,273)	(45,274)
Accounts payable and accrued liabilities	(13,550)	10,023
Deferred revenue	(23,740)	(24,359)
Other long-term liabilities	(4,983)	7,174
Net cash provided by operating activities	96,963	150,231
Cash flows from investing activities:
Purchases of available-for-sale securities	(77,490)	(63,705)
Proceeds from the sale of available-for-sale securities	54,601	46,857
Proceeds from the maturity of available-for-sale securities	23,799	15,716
Proceeds from the sale of long-term investments	—	6,102
Purchases of property, plant and equipment	(17,715)	(23,739)
Cash paid in business combinations and asset acquisitions, net of cash acquired	(163,685)	(392,139)
Net cash used for investing activities	(180,490)	(410,908)
Cash flows from financing activities:
Proceeds from revolving credit facility	100,000	100,000
Principal payments on receivable financing	—	(2,526)
Payment of acquisition-related contingent consideration	(1,835)	(582)
Tax effect related to employee stock transactions allocated to equity	2,642	7,300
Proceeds from issuance of common stock	36,482	30,227
Stock received for payment of employee taxes on vesting of restricted stock	(12,292)	(11,758)
Payments for repurchases of common stock	(25,032)	—
Net cash provided by financing activities	99,965	122,661
Effect of exchange rate changes on cash and cash equivalents	4,718	(11,108)
Increase (decrease) in cash and cash equivalents	21,156	(149,124)
Cash and cash equivalents at end of period	$557,416	$577,233

Cadence Design Systems, Inc.
As of July 21, 2014
Impact of Non-GAAP Adjustments on Forward Looking Diluted Net Income Per Share
(Unaudited)

	Three Months Ending September 27, 2014	Year Ending January 3, 2015
	Forecast	Forecast
Diluted net income per share on a GAAP basis	$0.13 to $0.15	$0.48 to $0.56
Amortization of acquired intangibles	0.05	0.20
Stock-based compensation expense	0.07	0.27
Non-qualified deferred compensation expenses	—	0.01
Acquisition and integration-related costs	0.02	0.08
Special charges*	—	0.03
Amortization of debt discount	0.01	0.06
Other income or expense related to investments and non-qualified deferred compensation plan assets**	—	(0.02)
Income tax effect of non-GAAP adjustments	(0.05)	(0.21)
Diluted net income per share on a non-GAAP basis	$0.23 to $0.25	$0.90 to $0.98

*	Comprised of costs related to a voluntary retirement program

**
Includes, as applicable, equity in losses or income from investments, write-down of investments, gains or losses on sale of investments and gains or losses on non-qualified deferred compensation plan assets recorded in other income or expense.

Cadence Design Systems, Inc.
As of July 21, 2014
Impact of Non-GAAP Adjustments on Forward Looking Net Income
(Unaudited)

	Three Months Ending September 27, 2014	Year Ending January 3, 2015
($ in millions)	Forecast	Forecast
Net income on a GAAP basis	$41 to $47	$147 to $172
Amortization of acquired intangibles	16	60
Stock-based compensation expense	21	83
Non-qualified deferred compensation expenses	—	3
Acquisition and integration-related costs	5	25
Special charges*	—	10
Amortization of debt discount	4	18
Other income or expense related to investments and non-qualified deferred compensation plan assets**	—	(5)
Income tax effect of non-GAAP adjustments	(16)	(66)
Net income on a non-GAAP basis	$71 to $77	$275 to $300

*	Comprised of costs related to a voluntary retirement program

**
Includes, as applicable, equity in losses or income from investments, write-down of investments, gains or losses on sale of investments and gains or losses on non-qualified deferred compensation plan assets recorded in other income or expense.

Cadence Design Systems, Inc.
(Unaudited)
Revenue Mix by Geography (% of Total Revenue)

	2013					2014
GEOGRAPHY	Q1	Q2	Q3	Q4	Year	Q1	Q2
Americas	44%	45%	48%	47%	46%	45%	44%
Asia	19%	21%	20%	19%	20%	23%	23%
Europe, Middle East and Africa	22%	21%	20%	20%	21%	20%	22%
Japan	15%	13%	12%	14%	13%	12%	11%
Total	100%	100%	100%	100%	100%	100%	100%

Revenue Mix by Product Group (% of Total Revenue)

	2013					2014
PRODUCT GROUP	Q1	Q2	Q3	Q4	Year	Q1	Q2
Functional Verification, including Emulation Hardware	22%	22%	24%	25%	23%	23%	21%
Digital IC Design and Signoff	33%	31%	29%	29%	30%	30%	30%
Custom IC Design	28%	28%	28%	26%	27%	27%	28%
System Interconnect and Analysis	10%	11%	10%	10%	11%	10%	11%
IP	7%	8%	9%	10%	9%	10%	10%
Total	100%	100%	100%	100%	100%	100%	100%

Cadence Design Systems, Inc.
Supplemental Reconciliation of Certain GAAP to Non-GAAP Measures
For the Three Months Ended June 28, 2014
(In thousands)
(Unaudited)

	Three Months Ended
	June 28, 2014
	GAAP	Adjustments		Non-GAAP
Revenue:
Product and maintenance	$354,468	$—		$354,468
Services	24,320	—		24,320
Total revenue	378,788	—		378,788
Costs and expenses:
Cost of product and maintenance	37,707	(9,504)	(A)	28,203
Cost of services	16,706	(1,384)	(A)	15,322
Marketing and sales	98,611	(6,992)	(A)	91,619
Research and development	152,672	(21,177)	(A)	131,495
General and administrative	32,042	(8,824)	(A)	23,218
Amortization of acquired intangibles	5,579	(5,579)	(A)	—
Restructuring and other charges (credits)	(26)	26		—
Total costs and expenses	343,291	(53,434)		289,857
Income from operations	35,497	53,434		88,931
Interest expense	(7,369)	4,241	(B)	(3,128)
Other income, net	1,635	(1,480)	(C)	155
Income before provision for income taxes	29,763	56,195		85,958
Provision for income taxes	6,500	15,849	(D)	22,349
Net income	$23,263	$40,346		$63,609
Notes:
(A) For the three months ended June 28, 2014 adjustments to GAAP are as follows for the line items specified:

	Amortization of acquired intangibles	Stock-based compensation expense	Non-qualified deferred compensation expenses	Acquisition and integration-related costs	Special charges (E)	Total adjustments
Cost of product and maintenance	$8,613	$485	$5	$—	$401	$9,504
Cost of services	—	709	8	—	667	1,384
Marketing and sales	—	4,560	20	499	1,913	6,992
Research and development	—	9,701	642	4,980	5,854	21,177
General and administrative	—	3,622	372	3,308	1,522	8,824
Amortization of acquired intangibles	5,579	—	—	—	—	5,579
Total	$14,192	$19,077	$1,047	$8,787	$10,357	$53,460
(B) Amortization of debt discount related to convertible notes
(C) Other income or expense related to investments and non-qualified deferred compensation plan assets
(D) Income tax effect of non-GAAP adjustments
(E) Comprised of costs related to a voluntary retirement program

Cadence Design Systems, Inc.
Supplemental Reconciliation of Certain GAAP to Non-GAAP Measures
For the Three Months Ended June 29, 2013
(In thousands)
(Unaudited)

	Three Months Ended
	June 29, 2013
	GAAP	Adjustments		Non-GAAP
Revenue:
Product and maintenance	$337,983	$—		$337,983
Services	24,498	—		24,498
Total revenue	362,481	—		362,481
Costs and expenses:
Cost of product and maintenance	28,095	(6,095)	(F)	22,000
Cost of services	15,148	(483)	(F)	14,665
Marketing and sales	95,277	(3,868)	(F)	91,409
Research and development	136,395	(13,096)	(F)	123,299
General and administrative	34,441	(9,121)	(F)	25,320
Amortization of acquired intangibles	5,327	(5,327)	(F)	—
Restructuring and other charges	2,656	(2,656)		—
Total costs and expenses	317,339	(40,646)		276,693
Income from operations	45,142	40,646		85,788
Interest expense	(9,528)	5,571	(G)	(3,957)
Other income, net	2,018	(1,193)	(H)	825
Income before provision for income taxes	37,632	45,024		82,656
Provision for income taxes	28,203	(6,712)	(I)	21,491
Net income	$9,429	$51,736		$61,165
(F) For the three months ended June 29, 2013 adjustments to GAAP are as follows for the line items specified:

	Amortization of acquired intangibles	Stock-based compensation expense	Non-qualified deferred compensation expenses	Acquisition and integration-related costs	Total adjustments
Cost of product and maintenance	$5,760	$323	$12	$—	$6,095
Cost of services	—	466	17	—	483
Marketing and sales	—	3,327	146	395	3,868
Research and development	—	7,485	879	4,732	13,096
General and administrative	—	3,510	645	4,966	9,121
Amortization of acquired intangibles	5,327	—	—	—	5,327
Total	$11,087	$15,111	$1,699	$10,093	$37,990
(G) Amortization of debt discount related to convertible notes
(H) Other income or expense related to investments and non-qualified deferred compensation plan assets
(I) Income tax effect of non-GAAP adjustments